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                                                                    Exhibit 99.1

                             PITT-DES MOINES, INC.
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        3400 Grand Avenue, Pittsburgh, Pennsylvania 15225  412-331-3000
                               FAX: 412-331-7403

Pit-Des Moines, Inc. (PDM(R)) is a diversified engineering and construction company that also processes and distributes a broad range of carbon steel products. PDM has three business segments: the Engineered Construction Division, Steel Construction and Steel Service Centers. PDM has sales offices and plant facilities located primarily in the United States.
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                                 NEWS RELEASE

    For further information, contact: R. A. Byers, Vice President, Finance

   PITTSBURGH, PA, December 11, 1995 -- Pitt-Des Moines, Inc. (AMEX: PDM)

   In the matter of Washington Public Power Supply System v. PDM, Pitt-Des Moines, Inc. previously reported a July 1994, jury verdict in its favor in the United States District Court for the Eastern District of Washington in Spokane, Washington.

   As also previously reported, WPPSS appealed the matter to the United States Court of Appeals for the Ninth Circuit.

   In a decision filed December 7, 1995, the Ninth Circuit affirmed the jury verdict in PDM's favor and the dismissal of WPPSS' claims.


















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